EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our:

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Reports on the consolidated financial statements and financial statement schedule of Terreno Realty Corporation, dated February 22, 2012 (February 15, 2013 as to Note 5 to the consolidated financial statements), appearing in the Annual Report on Form 10-K of Terreno Realty Corporation for the year ended December 31, 2012,

•

Reports on the 130 Interstate and Middlebrook statements of revenues and certain expenses, dated December 6, 2010, included in Current Report on Form 8-K/A of Terreno Realty Corporation filed on December 6, 2010,

•	Report on Belleville statements of revenues and certain expenses, dated May 2, 2011, included in Current Report on Form 8-K of Terreno Realty Corporation filed on May 2, 2011.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

June 24, 2013